Exhibit 10.4

WISCONSIN ENERGY CORPORATION

DIRECTORS' DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

Amended and Restated as of January 1, 2004

TABLE OF CONTENTS

PURPOSE

ARTICLE 1 DEFINITIONS

1.1 Account Balance

1.2 "Deferral Amount

1.3 Annual Installment Method

1.4 Annual Restricted Stock Amount

1.5 Annual Stock Option

1.6 Beneficiary

1.7 Beneficiary Designation Form

1.8 Board

1.9 Change in Control

1.10 Chairman

1.11 Claimant

1.12 Committee

1.13 Company

1.14 Deferral Account

1.15 Director

1.16 Election Form

1.17 Eligible Stock Option

1.18 In Service Payout

1.19 Inactive Participant

1.20 Participant

1.21 Plan

1.22 Plan Year

1.23 Pre-Retirement Survivor Benefit

1.24 Qualifying Gain

1.25 Restricted Stock

1.26 Restricted Stock Account

1.27 Restricted Stock Amount

1.28 Retirement, Retire(s) or Retired

1.29 Retirement Benefit

1.30 Stock

1.31 Stock Option Account

1.32 Stock Option Amount

1.33 Trust

1.34 Unforeseeable Financial Emergency

ARTICLE 2 ELECTION FORM FOR DEFERRAL OF DIRECTOR FEES

2.1 Deferral of Fees

2.2 Termination of Deferral of Fees

ARTICLE 3 DEFERRAL COMMITMENTS/CREDITING/TAXES

3.1 Stock Option and Restricted Stock Deferral

3.2 Withholding of Fee Deferral Amounts

3.3 Stock Option Amount

3.4 Restricted Stock Amount

3.5 Account Balances of Inactive Participants and other Participants as of July 1, 2002

3.6 Investment of Trust Assets

3.7 Sources of Stock

3.8 Vesting

3.9 Crediting/Debiting of Account Balances

3.10 Distributions

ARTICLE 4 IN SERVICE PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION

4.1 In Service Payout

4.2 Other Benefits Take Precedence Over In Service

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies

4.4 Withdrawal Election

ARTICLE 5 RETIREMENT BENEFIT

5.1 Retirement Benefit

5.2 Payment of Retirement Benefit

5.3 Death Prior to Completion of Retirement Benefit

ARTICLE 6 PRE-RETIREMENT SURVIVOR BENEFIT

6.1 Pre-Retirement Survivor Benefit

6.2 Payment of Pre-Retirement Survivor Benefit

ARTICLE 7 BENEFICIARY DESIGNATION

7.1 Beneficiary

7.2 Beneficiary Designation; Change

7.3 Acknowledgment

7.4 No Beneficiary Designation

7.5 Doubt as to Beneficiary

7.6 Discharge of Obligations

ARTICLE 8 TERMINATION, AMENDMENT OR MODIFICATION

8.1 Termination

8.2 Amendment

8.3 Effect of Payment

ARTICLE 9 ADMINISTRATION

9.1 Committee Duties

9.2 Administration Upon Change In Control

9.3 Agents

9.4 Binding Effect of Decisions

9.5 Indemnity of Committee

9.6 Company and Participating Subsidiary Information

9.7 Coordination with Other Benefits

ARTICLE 10 CLAIMS PROCEDURES

10.1 Presentation of Claim

10.2 Notification of Decision

10.3 Review of a Denied Claim

10.4 Decision on Review

10.5 Legal Action

ARTICLE 11 TRUST

11.1 Establishment of the Trust

11.2 Interrelationship of the Plan and the Trust

11.3 Distributions From the Trust

ARTICLE 12 MISCELLANEOUS

12.1 Unsecured General Creditor

12.2 Liability

12.3 Nonassignability

12.4 Furnishing Information

12.5 Terms

12.6 Captions

12.7 Governing Law

12.8 Notice

12.9 Successors

12.10 Validity

12.11 Incompetent

12.12 Court Order

12.13 Distribution in the Event of Taxation

12.14 Insurance

12.15 Legal Fees To Enforce Rights After Change in Control

12.16 Payout Under Special Circumstances

WISCONSIN ENERGY CORPORATION
DIRECTORS' DEFERRED COMPENSATION PLAN

Purpose

The purpose of the Wisconsin Energy Corporation Directors' Deferred Compensation Plan (the "Plan") is to establish a method of paying directors' compensation which will aid Wisconsin Energy Corporation and its subsidiaries in attracting and retaining as members of their Boards of Directors persons whose abilities, experience and judgment can contribute to the continued progress of the Company and its subsidiaries. The Plan is hereby amended and restated effective as of January 1, 2004.

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1     "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Deferral Account balance, (ii) the Stock Option Account balance and (iii) the Restricted Stock Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2     "Deferral Amount" shall mean that portion of a Participant's fees for services as a Director a Participant elects to have, and is deferred, in accordance with Article 2.

1.3     "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant, not to exceed 20, in accordance with this Plan, as set forth below. In each case, the Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. Each annual installment, regardless of the method selected, shall be payable within 60 days after February 1st of each year. The alternative methods allowable are as follows:

(a)     Fractional Method. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition.

(b)     Percentage or Fixed Dollar Method. The annual installment shall be calculated by multiplying this balance in the case of the percentage method, by the percentage selected by the Participant and paying out the resulting amount, or in the case of the fixed dollar method, by paying out the fixed dollar amount selected by the Participant, for the number of years selected by the Participant. However, in the event the dollar amount selected is greater than the Account Balance in any given year, the entire Account Balance will be distributed. Further, regardless of the method selected by the Participant, the final installment payment will include 100% of the then remaining Account Balance.

(c)     Special Installment Method. Under this alternative method, the Participant selects both the number of years and a specified interest rate, which is then used to calculate a level fixed dollar amount of annual payouts which would exhaust the Account Balance over such number of years, if actual performance of the elected Measurement Funds were identical to the specified interest rate. However, in recognition of the fact that such exact conformity is unlikely, in the event the calculated level fixed dollar amount is greater than the Account Balance in any given year, the entire Account Balance will be distributed. Further, the final installment payment will include 100% of the then remaining Account Balance.

1.4     "Annual Restricted Stock Amount" shall mean, with respect to a Participant for any one Plan Year, the portion of the Restricted Stock Amount attributable to Restricted Stock which would otherwise vest during that year and which is deferred in accordance with Section 3.1(c) of this Plan.

1.5     "Annual Stock Option Amount" shall mean, with respect to a Participant for any one Plan Year, the portion of the Stock Option Amount which is attributable to Eligible Stock Option exercise during that year and which is deferred in accordance with Section 3.1(a) and (b) of this Plan.

1.6     "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7     "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8     "Board" shall mean the board of directors of the Company and the Board of any subsidiary of the Company that the Company has authorized to participate in the plan.

1.9     "Change in Control" with respect to the Company shall mean the occurrence of any one of the events set forth below:

(a)     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)     the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)     there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the directors of the Company immediately prior to such merger or consolidation continue to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

(d)     the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement (or series of related agreements) for the sale or disposition by the Company of all or substantially all of the Company's assets, disregarding any sale or disposition to a company at least a majority of the directors of which were directors of the Company immediately prior to such sale or disposition; or

(e)     the Board of Directors of the Company determines in its sole and absolute discretion that there has been a Change in Control of the Company.

For purposes of this Change in Control definition, the terms set forth below shall have the following meanings:

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

1.10     "Chairman" shall mean the Chairman of the Board of the Company.

1.11     "Claimant" shall have the meaning set forth in Section 10.1.

1.12     "Committee" shall mean an internal administrative committee appointed by the Chairman to administer the Plan described in Article 9.

1.13     "Company" shall mean Wisconsin Energy Corporation, a Wisconsin corporation, and any successor to all or substantially all of the Company's assets or business

1.14     "Deferral Account" shall mean (i) the sum of all of a Participant's Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.15     "Director" solely for purposes of this Plan shall mean any director of the Company or a participating subsidiary who is not also an officer or employee of the Company or any of its subsidiaries. This plan is solely for "outside" Directors.

1.16     "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan. To the extent authorized by the Committee, such form may be electronic or set forth in some other media and need not be signed by a Participant.

1.17     "Eligible Stock Option" shall mean one or more non-qualified stock option(s) selected by the Committee in its sole discretion and exercisable under a plan or arrangement of any Company permitting a Participant under this Plan to defer gain with respect to such option.

1.18     "In Service Payout" shall mean the payout set forth in Section 4.1.

1.19     "Inactive Participant" shall mean an individual who at one point was a Participant in the Plan or a predecessor non-qualified deferred compensation plan and has an undistributed Account Balance, but is no longer eligible to make deferral elections under the Plan.

1.20     "Participant" shall mean any Director who chooses to participate in the Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.21     "Plan" shall mean the Company's Directors' Deferred Compensation Plan.

1.22     "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.23     "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in Article 6.

1.24     "Qualifying Gain" shall mean the value accrued upon exercise of an Eligible Stock Option (i) using a Stock-for-Stock payment method and (ii) having an aggregate fair market value in excess of the total Stock purchase price necessary to exercise the option. In other words, the Qualifying Gain upon exercise of an Eligible Stock Option equals the total market value of the shares (or share equivalent units) acquired minus the total stock purchase price. For example, assume a Participant elects to defer the Qualifying Gain accrued upon exercise of an Eligible Stock Option to purchase 1000 shares of Stock at an exercise price of $20 per share, when Stock has a current fair market value of $25 per share. Using the Stock-for-Stock payment method, the Participant would deliver 800 shares of Stock (worth $20,000) to exercise the Eligible Stock Option and receive, in return, 800 shares of Stock plus a Qualifying Gain (in this case, in the form of an unfunded and unsecured promise to pay money or property in the future) equal to $5,000 (i.e., the current value of the remaining 200 shares of Stock).

1.25     "Restricted Stock" shall mean unvested shares of Stock which is restricted stock selected by the Committee in its sole discretion and awarded to the Participant under any Company stock incentive plan or arrangement.

1.26     "Restricted Stock Account" shall mean (i) the sum of the Participant's Annual Restricted Stock Amounts, plus (ii) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant's Restricted Stock Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Restricted Stock Account.

1.27     "Restricted Stock Amount" shall mean, for any grant of Restricted Stock, an amount equal to the value of such Restricted Stock, calculated using the average of the reported high and low prices for the Stock as of the day such Restricted Stock would otherwise vest (if a business day) or as of the next following business day.

1.28     "Retirement", "Retire(s)" or "Retired" shall mean, with respect to a Director and solely for the purposes of this Plan, the date when the Director's service as a director for the Company and all of the Company's subsidiaries has ceased for any reason other than death.

1.29     "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.30     "Stock" shall mean Wisconsin Energy Corporation common stock.

1.31     "Stock Option Account" shall mean the sum of (i) the Participant's Annual Stock Option Amounts, plus (ii) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of this Plan that relate to the Participant's Stock Option Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Stock Option Account.

1.32     "Stock Option Amount" shall mean, for any Eligible Stock Option, the amount of Qualifying Gains, calculated using the average of the reported high and low prices for the Stock as of the day of exercise (if a business day) or as of the next following business day.

1.33     "Trust" shall mean the Wisconsin Energy Corporation Rabbi Trust Agreement dated December 1, 2000 between the Company and The Northern Trust Company, and as amended from time to time.

1.34     "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

ARTICLE 2

Election Form for Deferral of Director Fees

2.1     Deferral of Fees. The annual fees payable to a Director for any calendar year are currently payable in lump sum in January of each calendar year. All or any portion of such fees may be deferred, provided the Director elects to do so on an Election Form filed with the Committee no later than December 31st of the calendar year prior to the calendar year for which such annual fees otherwise become payable. All or any portion of any additional meeting or other fees for a Director's services which have not yet been earned by the performance of such service may be deferred by a Director on an Election Form filed with the Committee, with any such Form to become effective on the first day of the calendar month following receipt of the form.

2.2     Termination of Deferral of Fees. A Director may revoke or change his or her election with request to deferral of fees by timely delivering to the Committee in accordance with its rules and procedures a new Election Form before the end of the month preceding the month for which the election will be effective. Notwithstanding any other provision of this Plan, any Election Form or revocation will be given prospective effective only and may not affect prior deferrals.

ARTICLE 3

Deferral Commitments/Crediting/Taxes

3.1     Stock Option and Restricted Stock Deferral.

(a)     For each Eligible Stock Option, a Participant may elect to defer up to 100% of his or her Stock Option Amount. Stock Option Amounts may also be limited by other terms or conditions set forth in the plan or arrangement under which such options are granted.

(b)     Stock Option Deferral. For an election to defer Stock Option Amounts to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant with respect to the Eligible Stock Option; (ii) the Election Form must be timely delivered to the Committee and accepted by the Committee at least six (6) months prior to the date the Participant elects to exercise the Eligible Stock Option; and (iii) the Eligible Stock Option must be exercised using the Stock-for-Stock payment method (directly or by attestation).

(c)     For each grant of Restricted Stock, a Participant may elect to defer up to 100% of his or her Restricted Stock Amounts. Deferrals of Restricted Stock Amounts may also be limited by other terms or conditions as set forth in the plan or arrangement under which such Restricted Stock granted.

For an election to defer Restricted Stock Amounts to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant, with respect to the Restricted Stock to which such amounts relate; and (ii) such Election Form must be timely delivered to the Committee and accepted by the Committee at least six (6) months prior to the date such Restricted Stock vests under the terms of the plan or arrangement pursuant to which it was granted.

3.2     Withholding of Fee Deferral Amounts. For each Plan Year, the amount of fees deferred shall be withheld and credited to the Participants Account Balance as of the date or dates the deferred fees would otherwise have been payable.

3.3     Stock Option Amount. Deferred Stock Option Amounts shall be credited to the Participant on the books of the Company at the time Stock would otherwise have been delivered to the Participant pursuant to the Eligible Stock Option exercise, but for the election to defer.

3.4     Restricted Stock Amount. Deferred Restricted Stock Amounts shall be credited to the Participant on the books of the Company at the time the Restricted Stock would otherwise vest under the terms of the plan or arrangement pursuant to which the Restricted Stock was granted, but for the election to defer.

3.5     Account Balances of Inactive Participants and other Participants as of July 1, 2002. Notwithstanding any other provisions of this Plan, the Account Balance of any Inactive Participant (or beneficiary thereof) who is no longer a Director as of July 1, 2002, and whose Account Balance is in pay status under the terms of this Plan as it existed prior to July 1, 2002 (the "Prior Plan") shall continue to be administered and distributed as provided under the terms of the Prior Plan (unless and to the extent otherwise determined by the Committee in its sole discretion in a manner consistent with the terms of the relevant Prior Plan). Further, the Account Balance of any Director who was a participant in the Prior Plan and who continues as a Director on or after July 1, 2002 will remain subject to the distribution method elected under the Prior Plan unless and until a new distribution method has been elected under this Plan and become effective.

3.6     Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.7     Sources of Stock. If Stock is credited under the Plan in the Trust in connection with a deferral of Stock Option or Restricted Stock Amounts, the shares so credited shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement which awarded the Eligible Stock Option and Restricted Stock.

3.8     Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account, Stock Option Account and Restricted Stock Account.

3.9     Crediting/Debiting of Account Balances. Subject to Section 3.9(f) and (g) below, and accordance with, and subject to, the rules and procedures that are established from time to time by the Committee in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

(a)     Election of Measurement Funds. Subject to Section 3.9(f) and (g) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, or in connection with the restatement of this Plan effective as of July 1, 2002, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance, unless changed in accordance with the next sentence. Subject to Section 3.9(f) and (g) below, commencing with the Participant's commencement of participation in the Plan and continuing thereafter, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply thereafter in accordance with the rules of the Committee for all subsequent periods in which the Participant participates in the Plan, unless changed in accordance with the previous provisions.

(b)     Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form, in increments of one percentage point (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(c)     Measurement Funds. Subject to Section 3.9(f) and (g) below, the Participant may elect one or more of the following measurement funds (the "Measurement Funds"), for the purpose of crediting additional amounts to his or her Account Balance: (i) any Measurement Fund selected by the WEC Investment Trust Policy Committee from time to time; (ii) Prime Rate Fund (described as a mutual fund 100% invested in a hypothetical debt instrument which earns interest at an annualized interest rate equal to the "Prime Rate" as reported each business day by the Wall Street Journal, with interest deemed reinvested in additional units of such hypothetical debt instrument); or (iii) a Company Stock Measurement Fund (described as a mutual fund 100% invested in shares of Company Stock, with dividends deemed reinvested in additional shares of Company Stock).

Subject to Section 3.9(f) and (g) below, as necessary, the WEC Investment Trust Policy Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund, subject to such advance notice to Participants as it determines.

(d)     Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a periodic basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion. The Participant's Annual Stock Option Amount(s) shall be credited to his or her Stock Option Account no later than the close of business on the first business day after the day on which the Eligible Stock Option was exercised or otherwise disposed of. The Participant's Annual Restricted Stock Amount shall be credited to his or her Restricted Stock Account no later than the close of business on the first business day after the day on which the Participant would have become vested in and received the Restricted Stock, but for the election to defer.

(e)     No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

(f)     Special Rule for Stock Option and Restricted Stock Accounts. Notwithstanding any provision of this Plan that may be construed to the contrary, the Participant's Stock Option and Restricted Stock Accounts shall be deemed invested in the Company Stock Measurement Fund at all times prior to distribution from this Plan. Further, the Participant's Stock Option Account and Restricted Stock Account shall be distributed from this Plan in the form of cash. In addition, any amounts attributable to Deferral Amounts which, pursuant to a determination of the Board, would otherwise have been paid in Stock and which were permitted to be deferred by the Board upon the condition that they be invested in the Company Stock Measurement Fund shall be treated the same as Stock Option Accounts and Restricted Stock Accounts and shall continue to be held in the Company Stock Measurement Fund notwithstanding any election of the Participant to the contrary and shall be distributed from this Plan in the form of cash.

(g)     Special Considerations for Participants Subject to Section 16 of the Securities Exchange Act of 1934. Prior to July 1, 2002, different rules pertained with respect to amounts allocated to the Company Stock Measurement Fund. Any amounts so allocated could not be moved out of such Fund at any time prior to distribution. Such restriction was dropped from the Plan effective as of July 1, 2002. In order that any election by a Participant who is a director subject to the reporting requirements and trading restrictions of Section 16 of the Securities Exchange Act of 1934 ("Section 16") will conform to Section 16, such a Participant should consult with the designated individual at the Company responsible for Section 16 reporting and compliance prior to making any election to move any part of his or her Account Balance into or out of the Company Stock Measurement Fund. In general, compliance with Section 16 will require that:

(i)     Any election to move any part of an Account Balance into or out of the Company Stock Measurement Fund (including any election to receive a payout in service under Section 4.1, in the event of Unforeseeable Financial Emergency under Section 4.3, or under the 10% withdrawal penalty rules of Section 4.4), which elections will be deemed made for purposes of these provisions only as of the date of such deemed investment transfers or proposed payouts, should only be effected if made at least six (6) months following the date of the most recent "opposite way" election (as explained below) made by such Participant with respect to this Plan or any plan of the Company or its affiliates that also constituted a "discretionary transaction" within the meaning of Rule 16b-3(b)(1) under Section 16.

(ii)     An "opposite way" election means (x) in case of an election by a Participant to move any part of an Account Balance into the Company Stock Measurement Fund, an election that was a disposition of Company Stock or an interest in a phantom Company Stock fund or similar security, or (y) in case of any election by a Participant to move any part of an Account Balance out of the Company Stock Measurement Fund, an election that was an acquisition of Company Stock or an interest in a phantom Company Stock fund or similar security.

(iii)     Any change of election to an alternative payout period made under Section 5.2 by such a Participant may only be given effect if it is approved by the Chairman (or if such change is requested by the Chairman at any time when the Chairman is also a Director participating in this Plan, such change may be given effect only if it is approved by the Compensation Committee of the Board, excluding the Chairman).

The Company reserves the right to impose such restrictions as it determines to be appropriate, in is sole discretion, on any elections, dispositions or other matters under this Plan relating to the Company Stock Measurement Fund in order to comply with or qualify for exemption under Section 16.

3.10     Distributions. Any applicable tax withholding or reporting requirements with regard to amounts verified under and paid from this Plan shall be satisfied as determined by the Company in its sole discretion. All lump sum payments and final payments of the remaining balance of any Account Balance shall be calculated based upon the value of the Account Balance determined (unless and until the Company chooses another ending valuation date) as of the last business day of the calendar year quarter immediately preceding the date of payment (the "Ending Valuation Date"). All rights on the part of a Participant or any other person to elect or change the Measurement Funds under Section 3.9 shall be deemed to have ceased as of such Ending Valuation Date and no adjustment in the value of an Account Balance shall be considered for any purpose after such Ending Valuation Date.

ARTICLE 4

In Service Payout; Unforeseeable Financial Emergencies;
Withdrawal Election

4.1     In Service Payout. In connection with and at the time of each election to defer a Deferral Amount, a Participant may irrevocably elect, on a prospective basis only, to receive a future "In Service Payout" from the Plan with respect to such Deferral Amount. The In Service Payout shall be a lump sum payment in an amount that is expressed either as a fixed dollar amount or as a percentage of the Deferral Amount plus amounts credited or debited thereto, determined at the time that the In Service Payout becomes payable (rather than the date of a Retirement). Subject to the other terms and conditions of this Plan, each In Service Payout elected shall be paid out during a 90 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least two Plan Years after the Plan Year in which the Deferral Amount is actually deferred. By way of example, if a two year In Service Payout is elected for Deferral Amounts that are deferred in the Plan Year commencing January 1, 2003, the two year In Service Payout would become payable during a 90 day period commencing January 1, 2006.

4.2     Other Benefits Take Precedence Over In Service. Should an event occur that triggers a benefit under Article 5, 6, or 8, any Deferral Amount, plus amounts credited or debited thereon, that is subject to a In Service Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3     Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Retirement Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 90 days of the date of approval.

4.4     Withdrawal Election. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw part or all of his or her Account Balance, calculated as if there had occurred a Retirement as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement or death, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, or death, a Participant's Withdrawal Amount shall be calculated based on his or her Account Balance as if there had occurred a Retirement as of the day of the election. Any partial withdrawal must be at least equal to $25,000, or such higher amount as the Committee may establish from time to time. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 90 days of his or her election.

ARTICLE 5

Retirement Benefit

5.1     Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2     Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method, provided that any such Election Form is submitted at least 1 year prior to the Participant's Retirement. Any change to an alternative payout is also subject to the rules in Section 3.9(g)(iii). The Election Form most recently accepted shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 90 days after the last day of the Plan Year in which the Participant Retires.

5.3     Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

ARTICLE 6

Pre-Retirement Survivor Benefit

6.1     Pre-Retirement Survivor Benefit. The Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires.

6.2     Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or pursuant to an Annual Installment Method. The Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Despite the foregoing, if the Participant's Account Balance at the time of his or her death is less than $25,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 90 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.

ARTICLE 7

Beneficiary Designation

7.1     Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of a Company in which the Participant participates.

7.2     Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

7.3     Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

7.4     No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and 7.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, but was survived by a designated Beneficiary who was receiving or was entitled to receive distribution but died prior to a complete distribution of the Participant's benefits, the benefits remaining shall be payable to such designated Beneficiary's estate. If the Participant leaves no surviving spouse and was not survived by a designated Beneficiary as provided in the foregoing sentence, the benefits remaining shall be payable to the Participant's estate.

7.5     Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company or the participating subsidiary to withhold such payments until this matter is resolved to the Committee's satisfaction.

7.6     Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and any participating subsidiary and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Election Form(s) shall terminate upon such full payment of benefits.

ARTICLE 8

Termination, Amendment or Modification

8.1     Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time or to exclude any participating subsidiary from further participation at any time, by action of the Company's Board of Directors or Compensation Committee. Upon the termination of the Plan by the Company or exclusion of any participating subsidiary, the Election Form(s) of the affected Participants shall terminate. The Company may decide that the Account Balances of the affected participants shall continue to be held under the provisions of this Plan (but with no further deferrals to be made by the affected Participants) until an event occurs which would otherwise cause a payout to be made hereunder. Alternatively, the Company may determine to proceed with distribution of Account Balances of the affected Participants determined as if they had experienced a Retirement on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination. However, if the Company terminates the Plan after a Change in Control, the Company shall be required to pay such benefits in a lump sum, except as otherwise provided in Section 12.16. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Company shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

8.2     Amendment. The Company has the sole right to amend or modify the Plan and may do so at any time, in whole or in part, by the action of its Board of Directors or Compensation Committee; provided, however, that: (i) no amendment shall be effective to decrease the value of a Participant's Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment shall adversely affect any Participant or Beneficiary who has become entitled to benefits as of the date of the amendment. Further, during the pendency of a Potential Change in Control (as defined below) and at all times following a Change in Control, no amendment or modification may be made which in any way adversely affects the interests of any Participant with respect to amounts credited to such Participant's Account Balance as of the date of the amendment. A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)     the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(b)     the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(c)     any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

(d)     the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

The capitalized terms in the above definition have the same meaning as in the "Change in Control" definition set forth in Section 1.9 of the Plan.

8.3     Effect of Payment. The full payment of the applicable benefit under any provision of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Election Form(s) shall terminate.

ARTICLE 9

Administration

9.1     Committee Duties. Except as otherwise provided in this Article 9, this Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan. The Committee (or the Chairman, if such individual chooses to so act) shall also have full and complete discretionary authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the claims procedures set forth in Article 10 or otherwise with regard to the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. The Chairman may not act on any matter involving such individual's own participation in the Plan. All references to the Committee shall be deemed to include reference to the Chairman. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company. Notwithstanding any other provision of this Plan, the Committee shall have the power, in its sole and absolute discretion, to grant or deny a request from any Participant, Inactive Participant or Beneficiary for acceleration in payment of any Account Balance held with respect to such person. This discretionary power shall reside with the Committee under this Section 9.1 and with Administrator under Section 9.2.

9.2     Administration Upon Change In Control. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be an independent third party selected by the individual who, at any time prior to such event, was the Company's Chief Executive Officer or, if there is no such officer or such officer does not act, by the Company's then highest ranking officer (the "Appointing Officer"). Upon the occurrence of a Change in Control, the Administrator shall have full and complete discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities (including, without limitation, attorney's fees) of whatsoever kind and nature which may be imposed on, asserted against or incurred by the Administrator in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, including the dates of Retirement or death of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) only by either individual who was or could have been an Appointing Officer. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

9.3     Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Company.

9.4     Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

9.5     Indemnity of Committee. The Company and each participating subsidiary shall indemnify and hold harmless the members of the Committee, and any other person who is an employee of the Company or a participating subsidiary and to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such employee or the Administrator.

9.6     Company and Participating Subsidiary Information. To enable the Committee and/or Administrator to perform its functions, the Company and each participating subsidiary shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the dates of the Retirement or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

9.7     Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program available to them. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 10

Claims Procedures

10.1     Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 90 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

10.2     Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

(a)     that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b)     that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)     the specific reason(s) for the denial of the claim, or any part of it;

(ii)     specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)     a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)     an explanation of the claim review procedure set forth in Section 10.3 below.

10.3     Review of a Denied Claim. A Claimant is entitled to request a review of any claim that has been denied in whole or in part. However, in order to obtain such review, the Claimant must submit a written request for review with the Committee within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part. Absent receipt by the Committee of a written request for review within such 60-day period, the claim will be deemed to be conclusively denied. After the timely filing of a request for review, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

(a)     may review pertinent documents;

(b)     may submit written comments or other documents; and/or

(c)     may request a hearing, which the Committee, in its sole discretion, may grant.

10.4     Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)     specific reasons for the decision;

(b)     specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)     such other matters as the Committee deems relevant.

10.5     Legal Action. Any final decision by the Committee shall be binding on all parties. A Claimant's compliance with the foregoing provisions of this Article 10 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan. If a final determination of the Committee is challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious based on the evidence considered by the Committee at the time of such determination.

ARTICLE 11

Trust

11.1     Establishment of the Trust. The Company shall establish the Trust, and the Company and each participating subsidiary shall contribute such amounts to the Trust from time to time as it deems desirable. Notwithstanding the preceding sentence, the Company and each participating subsidiary shall at least annually transfer over to the Trust such assets as the Company determines, in its sole discretion, are necessary so that Trust assets are at least equal to the Account Balances of Participants and Beneficiaries who had become entitled to benefits prior to November 1, 2003.

11.2     Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company and any participating subsidiary , Participants and the creditors of the Company and each participating subsidiary to the assets transferred to the Trust. The Company and each participating subsidiary shall at all times remain liable to carry out their obligations under the Plan.

11.3     Distributions From the Trust. The obligations of the Company and each participating subsidiary under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce their obligations under this Plan.

ARTICLE 12

Miscellaneous

12.1     Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company and each participating subsidiary. For purposes of the payment of benefits under this Plan, any and all of the assets of the Company and each participating subsidiary shall be, and remain, the general, unpledged unrestricted assets of each. The obligation of the Company and each participating subsidiary under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.2     Liability. The liability of the Company and each participating subsidiary for the payment of benefits shall be defined only by the Plan and any Election Form(s), as entered into between the Company and a Participant. Neither the Company nor any participating subsidiary shall have any obligation to a Participant under the Plan except as expressly provided in the Plan.

12.3     Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable to the maximum extent allowed by law. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall any part of the same, to the maximum extent allowed by law, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

12.4     Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.5     Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

12.6     Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.7     Governing Law. The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Wisconsin without regard to its conflicts of laws principles.

12.8     Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Corporate Secretary Wisconsin Energy Corporation 231 W. Michigan Street Milwaukee, Wisconsin 53203

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.9     Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and each participating subsidiary and their successors and assigns and the Participant and the Participant's designated Beneficiaries.

12.10     Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

12.11     Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

12.12     Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

12.13     Distribution in the Event of Taxation.

(a)     In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the third party administrator after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), the Company and each participating subsidiary shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)     Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

12.14     Insurance. The Company and any participating subsidiary, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company and each participating subsidiary or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company or a participating subsidiary shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company or any participating subsidiary has applied for insurance. The Participant may elect not to be insured.

12.15     Legal Fees To Enforce Rights After Change in Control. The Company and each participating subsidiary is aware that upon the occurrence of a Change in Control, the Company Board or the board of directors of a Participant's participating subsidiary (which might then be composed of new members) or a shareholder of the Company or any successor corporation might then cause or attempt to cause the Company, a participating subsidiary or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or a participating subsidiary to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, a participating subsidiary or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such a participating subsidiary or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and such participating subsidiary irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and such participating subsidiary (who shall be jointly and severally liable for all reasonable fees of such counsel) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the participating subsidiary or any director, officer, shareholder or other person affiliated with the Company, the participating subsidiary or any successor thereto in any jurisdiction.

12.16     Payout Under Special Circumstances. Notwithstanding any other provision of this Plan, upon the happening of either of the following events, the Account Balances of all Participants, Inactive Participants and Beneficiaries shall be forthwith paid in a single lump sum, except in the case of an event constituting a Change in Control for any individual who has previously filed a special written irrevocable deferral election form with the Company electing not to receive such an immediate lump sum but to instead be paid on another basis:

(a)     the occurrence of a Change in Control; or

(b)     should at any time Moody's or Standard & Poor's investment rating services classify the senior debt obligations of the Company as less than "investment grade" (which term shall mean senior debt obligations of the Company which are assigned to the top four grades, which as of the date of this document are AAA, AA, A and BBB by Standard & Poor's and Aaa, Aa, A and Baa by Moody's).